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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-53500 of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note 17), appearing in the Prospectus which is part of Amendment No. 2 to Registration Statement No. 333-49684 of Metromedia Fiber Network, Inc. on Form S-4.


We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 9, 2001